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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                      -----------------------------------

                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  April 18, 2002

                          HANOVER COMPRESSOR COMPANY

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         Delaware                     1-13071                  76-0625124
(State or Other Jurisdiction      (Commission File           (IRS Employer
     of Incorporation)                Number)             Identification No.)

12001 North Houston Rosslyn                                      77086
   Houston, Texas  77086                                      (Zip Code)
                   (Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.  Other Events.

See the following press release:

HANOVER COMPRESSOR NAMES MARK S. BERG SENIOR VICE PRESIDENT AND GENERAL COUNSEL

HOUSTON--(BUSINESS WIRE)--April 18, 2002--Hanover Compressor (NYSE: HC - news), the leading provider of outsourced natural gas compression services, today announced the appointment of Mark S. Berg as Senior Vice President and General Counsel, effective May 6.

"The hiring of Mark Berg as General Counsel reflects a process that management and the board began last year to build out the management structure commensurate with Hanover's significant growth in size," said Victor E. Grijalva, Chairman of the Board. "As a seasoned corporate attorney and professional manager with a reputation for integrity, Mark will play a vital part in the next stage in our Company's development."

Berg, a resident of Houston, is the former general counsel of American General Corporation and a former partner with Vinson & Elkins.

"We are very pleased to welcome a senior executive and legal expert of Mark's stature to Hanover," said Michael J. McGhan, President and Chief Executive Officer. "Mark's legal talents are complemented by his corporate and managerial experience, including a strong background in process design and implementation, and his solutions-oriented approach, all of which will be of great assistance in guiding Hanover."

Berg joined American General Corporation in 1997, serving as Executive Vice President and General Counsel. As a critical member of American General's senior management team, he also played a major part in negotiating and overseeing mergers, acquisitions and other strategic transactions at American General, including last year's $23 billion merger with American International Group. During his tenure at American General, he demonstrated strong skills in legal and professional management, compliance, litigation management and dispute resolution. Berg joined Vinson & Elkins in 1983, where he was responsible for managing client interests in corporate finance and mergers and acquisitions. He also played a key role in establishing the firm's first office in Asia. As a result, he was selected as lead negotiator in the creation and financing of a multinational joint venture for a $1 billion natural gas project in Indonesia.

Berg graduated magna cum laude in 1980 with a B.A. in Public Policy from Tulane University where he was elected to Phi Beta Kappa. He graduated with honors in 1980 from the University of Texas School of Law at Austin. Berg has served on the boards of The Houston Bar Foundation, Save Our ER's, The Contemporary Arts Museum of Houston, Holocaust Museum Houston, Be an Angel Fund and The American Diabetes Association.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact:
  Hanover Compressor Company
  Mr. Michael J. McGhan, 281/447-8787
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HANOVER COMPRESSOR COMPANY


Date:  April 18, 2002                    By:  /s/ Michael J. McGhan
                                         --------------------------------

                                         Michael J. McGhan
                                         President and Chief Executive Officer